8

                                                     Exhibit 99.1

                    THE BOMBAY COMPANY, INC.
                  EMPLOYEE STOCK PURCHASE PLAN
                    (AS AMENDED AND RESTATED
                  EFFECTIVE SEPTEMBER 1, 1999)


      The purpose of The Bombay Company, Inc. Employee Stock Purchase Plan (as amended and restated effective September 1,
1999) ("the Plan") is to provide eligible employees of The Bombay Company, Inc. (the "Company") and each Subsidiary with opportunities to purchase shares of the Company's common stock, par value $1.00 per share (the "Common Stock"). Three Hundred Nine Thousand Six Hundred Ninety Six (309,696) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted in accordance with that intent.

     1.   Administration.

          (a) The Plan will be administered by the Company's Board of Directors (the "Board") or by a committee appointed by the Board for such purpose (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or the Committee shall be liable for any action or determination with respect to the Plan or any option granted hereunder.

          (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 1, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision
("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

     2. Offerings. The Company will make one or more offerings to eligible employees to purchase the Common Stock under the Plan ("Offerings"). The initial Offering will begin on October 1, 1999 and will end on December 31, 1999 (referred to herein as the "Initial Offering Period"). Thereafter, an Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively (referred to herein as the "Offering Period"). The Committee may, in its discretion, choose an Offering Period of six (6) months or less for each of the Offerings and choose a different Offering Period for each Offering.

     3. Eligibility. All full-time employees of the Company with ninety (90) days of service (including employees who are also officers and directors of the Company) and all full-time employees of each Designated Subsidiary (as defined in Section
11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the "Offering Date") they have been employed by the Company or a Designated Subsidiary for more than ninety (90) days of full-time employment. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual's employer. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan.

     4. Participation. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his or her appropriate payroll location at least fifteen
(15) business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from such employee's Compensation per pay period, (b) authorize the purchase of Common Stock for such employee in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such employee are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, such employee's deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided such employee remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

      5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of ten percent (10%), in whole percentage increments, of his or her Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

     6.   Deduction Changes/Suspension.

          (a) An eligible employee may not increase his or her payroll deduction during any Offering Period, but may reduce his or her payroll deduction for the remainder of the Offering Period. An eligible employee may reduce the amount of Compensation subject to payroll deduction only once during an Offering Period. An eligible employee may also suspend his or her payroll deduction for the remainder of the Offering Period, either with or without withdrawing from the Offering under
Section 7. To reduce or suspend his or her payroll deduction (without withdrawing from the Offering), an eligible employee must submit a new enrollment form at least fifteen (15) business days (or such shorter period as shall be established) before the payroll date on which the change becomes effective. Subject to the requirements of Sections 4 and 5, an eligible employee may either increase or decrease his or her payroll deduction with respect to the next Offering by filing a new enrollment form at least fifteen (15) business days before the next Offering Date (or by such other deadline as shall be established for the Offering).

          (b) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and
Section 8 herein, an eligible employee's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year such that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering which ended during that calendar year plus all payroll deductions accumulated with respect to the current Offering equal $21,250. Payroll deductions shall recommence at the rate provided in such eligible employee's enrollment form at the beginning of the first Offering which is scheduled to end in the following calendar year, unless terminated by the eligible employee as provided in this Section 6.

     7. Withdrawal. An eligible employee may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company. All of the eligible employee's payroll deductions credited to his or her account will be paid to such eligible employee as promptly as practicable after receipt of notice of withdrawal, such eligible employee's option for the Offering will be automatically terminated, and no further payroll deductions for the purchase of shares of Common Stock will be made during the Offering. If an eligible employee withdraws from an Offering, payroll deductions will not resume at the beginning of the succeeding Offering unless the eligible employee delivers to the Company a new enrollment form.

     8.   Right to Purchase Shares.

          (a) On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last day of such Offering (the "Investment Date"), at the Option Price hereinafter provided for, shares of Common Stock reserved for the purposes of the Plan, subject to any maximum number of shares as shall have been established by the Board or the Committee in advance of the Offering. The purchase price for each share purchased under such Option (the "Option Price") will be eighty five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date or the Investment Date, whichever is less.

          (b) Notwithstanding subsection (a) above, no eligible employee may be granted an Option hereunder if such eligible employee, immediately after the Option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section
11).   For  purposes of the preceding sentence,  the  attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an eligible employee, and all stock which the eligible employee has a contractual right to purchase shall be treated as stock owned by the eligible employee. In addition, no eligible employee may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other
Section 423 employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the Option Offering Date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

     9.   Exercise of Option and Purchase of Shares.

          (a) Each employee who continues to be a participant in the Plan on the Investment Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an eligible employee's account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an eligible employee's account at the end of an Offering will be refunded to the eligible employee promptly.

           (b) Notwithstanding any other provision in this Plan to the contrary, each Option shall be exercised by such employee no greater than five (5) years after the Offering Date applicable to such Option.

      10. Issuance of Certificates. Upon receipt of a request from an eligible employee after each Investment Date on which a purchase of shares occurs, the Company shall arrange the delivery to such eligible employee, as promptly as practicable, of a certificate representing the shares purchased upon exercise of his or her option. Certificates representing such shares purchased under the Plan may be issued only in the name of the eligible employee, in the name of the eligible employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the eligible employee to be his or her nominee for such purpose.

     11.  Definitions.

          (a) "Change in Control" means a change in ownership or control of the Company effected through the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than twenty percent (20%) of the total combined voting power of the Company's outstanding securities.

          (b) "Compensation" means the amount of total cash compensation, prior to salary reduction pursuant to either
Section 125 or Section 401(k) of the Code, including base pay, overtime, commissions and bonuses, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

          (c) "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:

               (1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

               (2) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's Subsidiary corporations) in connection with complete liquidation or dissolution of the Company; or

               (3) any reverse merger in which the Company is the surviving entity but in which securities possessing more than twenty percent (20%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; provided, however that if such merger is preceded by a Change in Control within six (6) months of the merger, then a Corporate Transaction will be deemed to have occurred if securities possessing more than twenty percent (20%) of the total combined voting power of the Company's outstanding securities are transferred pursuant to the merger to a person or persons different from those who held such securities immediately prior to such Change in Control.

          (d) "Designated Subsidiary" means any present or future Subsidiary (as defined below) that has been designated by the Board or the Committee to participate in the Plan. The Board or the Committee may so designate any Subsidiary, or revoke any such designation, at any time and from time to time.

          (e) "Fair Market Value of the Common Stock" means the average of the high and low prices reported for the Common Stock on the New York Stock Exchange for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported.

          (f) "Parent" means a "parent corporation" with respect to the Company, as defined in Section 424(e) of the Code.

          (g) "Subsidiary" means a "subsidiary corporation" with respect to the Company, as defined in Section 424(f) of the Code.

     12. Rights on Termination of Employment. If a participating employee's employment terminates for any reason before the Investment Date for any Offering, no payroll deduction will be taken from any pay due and owing to such eligible employee and the balance in such eligible employee's account will be paid to such eligible employee or, in the case of death, to such eligible employee's designated beneficiary as if such eligible employee had withdrawn from the Plan under Section 7. An eligible employee will be deemed to have terminated employment, for this purpose, if the corporation that employs such eligible employee, having been a Designated Subsidiary, ceases to be a Subsidiary, or if such eligible employee is transferred to any corporation other than the Company or a Designated Subsidiary.

      13. Special Rules. Notwithstanding anything herein to the contrary, the Board or the Committee may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Board or the Committee determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423 of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

     14. Optionees Not Stockholders. Neither the granting of an Option to an eligible employee nor the deductions from his or her pay shall constitute such eligible employee as a holder of the shares of Common Stock covered by an Option under the Plan or voting rights thereto until such shares have been purchased by and issued to such eligible employee.

     15. Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

      16. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

     17.  Adjustment in Case of Changes Affecting Common Stock.

           (a) In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

           (b) Corporate Transactions. In the event of a proposed Corporate Transaction, each Option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a Parent or Subsidiary of such successor corporation, unless the Board or the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering then in progress by setting a new Investment Date (the "New Investment Date"). If the Board or the Committee shortens the Offering then in progress in lieu of assumption or substitution in the event of a Corporate Transaction, the Board or the Committee shall notify each participating employee in writing, at least ten (10) days prior to the New Investment Date, that the Investment Date for his or her option has been changed to the New Investment Date and that his or her option will be exercised automatically on the New
Investment  Date,  unless  prior to  such  date  he  or  she  has withdrawn from the Offering as provided in Section 7. For purposes of this subsection, an Option granted under the Plan shall be deemed to be assumed if, following the Corporate
Transaction, the Option confers the right to purchase with substantially equivalent terms as the original Option, for each share of Common Stock subject to the Option immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Corporate Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Corporate Transaction was not solely common stock of the successor corporation or its Parent, the Board or the Committee may, with the consent of the successor corporation and the eligible employee, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

      18. Amendment of the Plan. The Board or the Committee may at any time, and from time to time, amend the Plan in any respect. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

      19. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Investment Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Investment Date.

     20. Termination of the Plan. The Plan may be terminated at any time by the Board or the Committee. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

      21. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

     22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

      23. Tax Withholding. Participation in the Plan is subject to any required tax withholding on income of the eligible employee in connection with the Plan. Each eligible employee agrees, by entering the plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the eligible employee, including shares issuable under the Plan.

      24. Notification Upon Sale of Shares. Each eligible employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two (2) years after the Offering Date of the Option pursuant to which such shares were purchased.

     25.  Designation of Beneficiary.

           (a) Each eligible employee will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the eligible employee's account under the Plan in the event of such employee's death. If an eligible employee is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

           (b) Such designation of beneficiary may be changed by the eligible employee (and his or her spouse, if any) at any time by written notice. In the event of the death of an eligible employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the eligible employee, or if no such executor or administrator has been appointed (to the knowledge of the Board or the Committee), the Board or the Committee, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the eligible employee, or if no spouse, dependent or relative is known to the Board or the Committee, then to such other person as the Board or the Committee may designate.

      26. Reports. Individual accounts will be maintained for each eligible employee in the Plan. Statements of account will be given to eligible employees at least annually, which statements will set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

      27. Effective Date. The Plan, as amended and restated shall take effect on September 1, 1999.